UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2005
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1	REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Mongolia

Our president Glenn Catchpole, acting through agents for the company, applied and received approval with the Office of Geology and Mining Cadastre (OGMC), a department of the Mineral Resource Authority of Mongolia (MRAM) for seven exploration license areas. Upon approval an exclusive right to explore and 100% ownership to the licenses is granted including rights to transfer the licenses through in whole or part. Cumulatively, these seven license areas cover approximately 268,724 hectares in total.

We will maintain the seven license areas in good standing for 12 months by paying USD $0.05 per hectare and by filing an exploration and environmental plan to the OMGC of Mongolia. Exploration Licenses may be held for seven years during which the exclusive right to obtain a mining license within the boundary of the license is held by the owner.

In subsequent years, we will maintain the licenses in good standing for successive 12 month periods by making payments according to the following schedule: USD $0.05 per hectare for the first year, and USD $0.10 for each of the second and third years. USD $1.00 per hectare for each of the fourth and fifth year of the license. USD $1.50 per hectare for each of the sixth and seventh year of the license.

We now have a total of eight exploration licenses in Mongolia, including the Khavtsal project.

Wyoming

We have applied for and received approval from the State of Wyoming for the leasing of minerals on thirty-one (31) parcels of state-owned land, thereby increasing our total to 14,200 acres. Twelve (12) of these sections are located in the Power River Basin and eighteen (19) are located in the northern part of an area generally referred to as the Great Divide Basin (or Red Desert).

The fee for the application is a flat twenty-five dollars ($25) per application plus one dollar ($1) per acre for the first year rental making the total six hundred and sixty five dollars ($665) per state section. The total amount paid for leasing of the sections is $15,225. The owner of a mineral lease on state land has the right to explore for and extract any solid mineral lying on or below the surface of the land.

The applications for the above mentioned state leases are in the name of either Glenn J. Catchpole, our President, or George J. Hartman, our Vice-President, Mining, or Carleton Ventures Corp., or Uranerz Energy Corporation. It is anticipated that in the next few months the ownership of the all the state leases will be transferred to us.

We have also staked a total of 140 federal mining claims. Forty-three of these mining claims are located in the Red Desert area and 97 claims are located in the Powder River Basin.

We do not have detailed geology on any of the federal mining claims or the leases. In general, we have applied for state-owned parcels located in sandstone basins of Cretaceous or Tertiary age and thus have the potential for the solution mining of uranium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

“Aileen Lloyd”
By:
DATE: October 18, 2005	AILEEN LLOYD
Director/ Corp. Secretary

3.